UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 23, 2010
GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)
585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 23, 2010, Granite Construction Incorporated (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of June 22, 2010, among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (as amended by the Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement provides for a committed, secured revolving credit facility of $100.0 million, with a sublimit for letters of credit of $50 million. Borrowings under the Amended Credit Agreement bear interest at LIBOR plus an applicable margin based on certain financial ratios calculated quarterly, as set forth in the Amended Credit Agreement. The Company’s obligations under the Amended Credit Agreement are guaranteed by certain of the Company’s subsidiaries and are secured by first priority liens on substantially all of the assets of the Company and the Company’s subsidiaries that are guarantors or borrowers under the Amended Credit Agreement, excluding any owned or leased real property subject to an existing mortgage. The Amended Credit Agreement is scheduled to expire on June 22, 2013.
     The financial covenants contained in the Amended Credit Agreement require the maintenance of a minimum Consolidated Tangible Net Worth, a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, the calculations and terms of each of which are defined by the Amended Credit Agreement. The Amended Credit Agreement also contains certain other restrictive covenants and customary events of default.
     The Amended Credit Agreement and related Security Agreement and Securities Pledge Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The descriptions of the Amended Credit Agreement, the Security Agreement and the Securities Pledge Agreement contained herein are qualified in their entirety by reference to the full texts of those agreements.

Item 3.03.	Material Modification to Rights of Security Holders
     The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03. Pursuant to the terms of the Amended Credit Agreement, the Company’s ability to pay cash dividends on shares of its common stock will generally be subject to the Company having a minimum of $150 million in unencumbered cash and cash equivalents and marketable securities on its consolidated balance sheet.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description
10.1
Amendment No. 1 to the Credit Agreement, dated December 23, 2010, by and among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2
Security Agreement, dated December 23, 2010, among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the guarantors party thereto and Bank of America, N.A., as Administrative Agent.

10.3
Securities Pledge Agreement, dated December 23, 2010, among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the guarantors party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
By:	/s/ Terry K. Eller
Terry K. Eller
Vice President, General Counsel and Secretary

Date: December 30, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1
Amendment No. 1 to the Credit Agreement, dated December 23, 2010, by and among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2
Security Agreement, dated December 23, 2010, among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the guarantors party thereto and Bank of America, N.A., as Administrative Agent.

10.3
Securities Pledge Agreement, dated December 23, 2010, among Granite Construction Incorporated, Granite Construction Company, GILC Incorporated, the guarantors party thereto and Bank of America, N.A., as Administrative Agent.